UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 2, 2005

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 27, 2005, in connection with announcing results for the fourth quarter and year ended December 31, 2004, Danaher Corporation announced that it had expanded its reporting to three segments. The three segments are Professional Instrumentation, Industrial Technologies and Tools and Components. The Professional Instrumentation segment includes the Company’s Environmental, Medical Technology and Electronic Test businesses. The Industrial Technologies segment includes the Company’s Motion and Product Identification businesses as well as the Company’s focused niche businesses previously included in the Process/Environmental Controls segment. The Tools and Components segment remains unchanged.

On March 2, 2005, Danaher Corporation posted on its website certain historical financial information for the three new operating segments with respect to the years 2002, 2003 and 2004. A copy of the financial information is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

This Current Report on Form 8-K and the exhibit attached hereto are being furnished by Danaher pursuant to Item 2.02 of Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Operating segment financial information for 2002, 2003 and 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Patrick W. Allender.
Name:	Patrick W. Allender
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: March 2, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Operating segment financial information for 2002, 2003 and 2004